Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrant's charter
Nuveen Maryland Dividend Advantage
Municipal Fund 3
333-100221, 811-21153


On November 14, 2002, under Conformed
Submission
Type 497, accession number, 0000950137-
02-006219,
a copy of the final prospectus containing a description of the preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.